EXHIBIT 10.25

The following Offer Letter Amendment has been entered into by and between Medtronic plc and each of the following employees:

Name	Title	Date of Offer Letter
Michael J. Coyle	Executive Vice President and Group President, Cardiac and Vascular	November 19, 2009
Hooman Hakami	Executive Vice President and President, Diabetes	April 29, 2014
Bradley E. Lerman	Senior Vice President, General Counsel and Corporate Secretary	May 2, 2014
Carol Surface	Senior Vice President and Chief Human Resources Officer	August 22, 2013

February 12, 2015

[Name]
[Address]

Dear [Name],

Reference is made to the offer letter from Medtronic, Inc. (“Medtronic”) to you, dated as of [Date] (the “Offer Letter”). On June 15, 2014, Medtronic entered into a Transaction Agreement with Covidien plc and the other parties named therein to acquire Covidien through the formation of a new holding company incorporated in Ireland which was renamed Medtronic plc (the “Transaction”).  In connection with the Transaction, the Offer Letter needs to be adjusted in certain technical respects, and as such shall be subject to the following changed terms:

1.	You shall hold the titles set forth in Section 1 of the Offer Letter at both Medtronic and at Medtronic plc, a Irish public limited company and the parent company of Medtronic (the “Company”).

2.
References to any compensation and benefit plans and policies previously maintained by Medtronic which have been adopted, amended and restated by the Company shall be deemed to refer to those amended and restated plans and policies where the context requires. References to any future benefit plan participation will be deemed to refer to plans maintained by Medtronic or the Company, as applicable, based on the terms of such future benefits programs.

3.
References to Medtronic shall be deemed to be references to the Company, or to the Company and Medtronic, as the context requires. Without limiting the generality of the foregoing, any reference to a Change of Control of Medtronic shall instead be deemed to be a reference to a Change of Control of the Company.

Please sign where indicated and return to me in order to confirm your assent to the provisions of this letter.

Best regards,

__________________________________
Omar Ishrak
Chairman and Chief Executive Officer

Agreed and acknowledged:

___________________________________
[Name]
[Title]